Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-130931, 333-114193, 333-24383, and 333-60818) on Form S-8 of Spescom Software Inc. of our report dated December 6, 2006 relating to our audit of the consolidated financial statements and the financial statement schedules, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Spescom Software Inc. for the year ended September 30, 2006.

SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP

Los Angeles, California

December 22, 2006